SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

Check the appropriate box:

[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)).

X	Definitive information statement

Delaware VIP® Trust

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

X	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

DELAWARE VIP® TRUST
Delaware VIP Emerging Markets Series
Delaware VIP International Value Equity Series
Delaware VIP REIT Series
Delaware VIP Small Cap Value Series
Delaware VIP Smid Cap Core Series
Delaware VIP Value Series

2005 Market Street
Philadelphia, PA 19103-7094

JOINT INFORMATION STATEMENT

This Joint Information Statement is being furnished on behalf of the Boards of Trustees (“Trustees” or “Board”) of Delaware VIP Trust (the “Trust”) to inform shareholders of the series listed above (each, a “Series” and collectively, the “Series”) about recent changes related to the Series’ sub-advisory arrangements. The changes were approved by the Board on the recommendation of the Series’ investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Beginning on or about Aug. 29, 2019, this Joint Information Statement is being sent to shareholders of record of each Series as of Aug. 1, 2019 (the “Record Date”). This Joint Information Statement is also being made available on the Series’ website at delawarefunds.com/dcio/literature on or about Aug. 29, 2019 until at least Dec. 31, 2019. A paper or e-mail copy of this Joint Information Statement may be obtained, without charge, by contacting the insurance company that issued your contract, or by calling 800 523-1918.

INTRODUCTION

The Manager is the investment manager to each series of the Trust, including the Series. Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on Jan. 17, 2017 (the “SEC Order”). The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval. The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

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Consistent with the terms of the SEC Order, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”), approved the appointment of Macquarie Investment Management Global Limited (“MIMGL”) and Macquarie Funds Management Hong Kong Limited (“MFMHKL”) to provide certain sub-advisory services to the Series (each, a “Sub-Advisor” and collectively, the “Sub-Advisors”). MIMGL and MFMHKL are affiliates of the Manager. The sub-advisory agreements between each of MIMGL and MFMHKL, and DMC, on behalf of the Series (the “Sub-Advisory Agreements”), are described in further detail below.

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes.

THE INVESTMENT MANAGER

The Manager is located at 2005 Market Street, Philadelphia, PA 19103-7094, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”). The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.

The Manager provides investment advisory services to the Series pursuant to an investment management agreement dated Jan. 4, 2010 between the Trust and the Manager (the “Management Agreement”). The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting on Aug. 16, 2018. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Series. In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Series, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Series. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Series.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Series, and to render investment advice for the Series, including the purchase, retention, and disposition of investments, securities and cash held by the Series. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of each Series’ assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Series’ investment objective(s), policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

As compensation for the services rendered under the Investment Management Agreement, the Series shall pay the Manager an annual management fee as a percentage of average daily net assets as described in Exhibit A. During the last fiscal year for each of the Series, the Series paid investment management fees to the Manager as described in Exhibit B.

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The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Chief Executive Officer and President; Roger A. Early, Trustee/Executive Director, Head of Fixed Income–America; David F. Connor, Trustee and Senior Vice President/General Counsel/Secretary; Richard Salus, Global Head of Fund Administration/Trustee; Brian L. Murray, Senior Vice President/Global Chief Compliance Officer; Michael F. Capuzzi, US Chief Operations Officer; and Caroline Marull, Asia Pacific Chief Operations Officer. The address of each person listed is 2005 Market Street, Philadelphia, PA 19103-7094.

THE NEW SUB-ADVISORS

MIMGL, located at 50 Martin Place, Sydney, Australia, is an affiliate of the Manager and a part of Macquarie Investment Management (“MIM”). MIM is the marketing name for certain companies comprising the asset management division of Macquarie Group Limited. As of March 31, 2019, MIM managed more than $246.4 billion in assets for institutional and individual clients. As of March 31, 2019, MIMGL managed more than $123.17 million in assets for institutional and individual clients.

Although MIMGL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may seek quantitative support from MIMGL and the Manager may also permit MIMGL to execute Series security trades on behalf of the Manager. The Manager has entered into a separate sub-advisory agreement with MIMGL and compensates MIMGL out of the investment advisory fees it receives from the Series. There will be no increase in the advisory fees paid by the Series to the Manager as a consequence of the appointment of MIMGL and the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MIMGL and the Manager is effective May 30, 2019.

MIMGL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective(s) similar to the investment objective(s) of any of the Series.

The names and principal occupations of the principal executive officers and/or directors of MIMGL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMGL, is 50 Martin Place, Sydney, Australia:

Name	Position
Brett Lewthwaite	Director
Bruce Terry	Director
Nicholas Allton	Chief Legal Officer
Kean Lim	Chief Compliance Officer
Rajiv Gohil	Director
Scot Thompson	Director
Graham Maiden	Director

MFMHKL, located at Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong, is an affiliate of the Manager and a part of MIM.

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Although MFMHKL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may permit MFMHKL to execute Series security trades on behalf of the Manager. The Manager has entered into a separate sub-advisory agreement with MFMHKL and compensates MFMHKL out of the investment advisory fees it receives from the Series. There will be no increase in the advisory fees paid by the Series to the Manager as a consequence of the appointment of MFMHKL and the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MFMHKL and the Manager is effective May 30, 2019.

MFMHKL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective(s) similar to the investment objective(s) of any of the Series.

The names and principal occupations of the principal executive officers and/or directors of MFMHKL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MFMHKL, is Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong:

Name	Position
John Bugg	Director
John Austin	Chief Compliance Officer
Jennifer Oswald	Legal Entity Controller
Wei Cheong	Director
Bastiaan Van Buuren	Director

APPROVAL OF APPOINTMENT OF MIMGL AND MFMHKL AS SUB-ADVISORS TO THE SERIES

The Sub-Advisory Agreements were approved by the Board. Under the Sub-Advisory Agreements, and in accordance with applicable laws and regulations, MIMGL and MFMHKL agree to provide the Manager with all books and records relating to the transactions it executes and render for presentation to the Board such reports as the Board may reasonably request. The Sub-Advisory Agreements provide that the fees are set at zero (0).

The Sub-Advisory Agreements may be terminated at any time, without the payment of a penalty, by: (i) the Manager with written notice to MIMGL and/or MFMHKL; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Series, with written notice to MIMGL and/or MFMHKL; or (iii) MIMGL or MFMHKL with written notice to the Manager and the Trust, each on not less than 60 days’ notice to the required parties.

The Sub-Advisory Agreements provide that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, each of MIMGL or MFMHKL, any of their affiliates, or any of their controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as Sub-Advisor to the Series.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS

At a meeting held on May 16-17, 2018, the Board, including the Independent Trustees, approved the Sub-Advisory Agreements between DMC and each of MIMGL and MFMHKL for the Series.

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In reaching the decision to approve the Sub-Advisory Agreements, the Board considered and reviewed information about each of MIMGL and MFMHKL, including its personnel, operations, and financial condition, which had been provided by MIMGL and MFMHKL, respectively. The Board also reviewed material furnished by DMC, including: a memorandum from DMC reviewing the Sub-Advisory Agreements and the various services proposed to be rendered by MIMGL and MFMHKL; information concerning MIMGL’s and MFMHKL’s organizational structure and the experience of their key investment management personnel; copies of MIMGL’s and MFMHKL’s Form ADV, financial statements, compliance policies and procedures, and Codes of Ethics; relevant performance information provided with respect to MIMGL and MFMHKL; and a copy of the Sub-Advisory Agreements.

In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. The materials prepared by the Manager in connection with the approval of the Sub-Advisory Agreements were sent to the Independent Trustees in advance of the meeting. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, quality, and extent of services. The Board considered the nature, quality, and extent of services that MIMGL and MFMHKL each would provide as a Sub-Advisor to the Series. The Board considered the investment process to be employed by MIMGL and MFMHKL in connection with DMC’s collaboration with MIMGL and MFMHKL in managing the Series, and the qualifications and experience of MIMGL and MFMHKL’s equity teams with regard to implementing the Series’ investment mandate. The Board considered MIMGL and MFMHKL’s organization, personnel, and operations. The Board also considered the Manager’s review and recommendation process with respect to MIMGL and MFMHKL, and the Manager’s favorable assessment as to the nature, quality, and extent of the sub-advisory services expected to be provided by MIMGL and MFMHKL to the Series. Based on their consideration and review of the foregoing factors, the Board concluded that the nature, quality, and extent of the sub-advisory services to be provided by MIMGL and MFMHKL, as well as MIMGL and MFMHKL’s ability to render such services based on its experience, organization and resources, were appropriate for the Series, in light of the Series’ investment objectives, strategies, and policies.

In discussing the nature of the services proposed to be provided by the Sub-Advisors, several Board members observed that, unlike traditional sub-advisors, who make the investment-related decisions with respect to the sub-advised portfolio, the relationship contemplated in this case is limited to access to the additional quantitative investment resources and related technology support of MIMGL and MFMHKL.

Sub-advisory fees. The Board considered that DMC would not pay MIMGL and MFMHKL fees in conjunction with the services that would be rendered to the sub-advised Series. The Board concluded that, in light of the quality and extent of the services to be provided and the business relationships between the Manager and Sub-Advisors, the proposed fee arrangement was understandable and reasonable.

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Investment performance. In evaluating performance, the Board considered that MIMGL and MFMHKL would provide trade execution support, but that DMC’s portfolio managers for the Series would retain portfolio management discretion over the Series.

Economies of scale and fall-out benefits. The Board considered whether the proposed fee arrangement would reflect economies of scale for the benefit of Series investors as assets in the Series increased, as applicable. The Board also considered that DMC and its affiliates may benefit by marketing a global approach to the portfolio management of its equity investment strategies.

GENERAL INFORMATION

Distributor

The Series’ distributor, Delaware Distributors, L.P. (“Distributor”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the national distributor of the Series’ shares under a Distribution Agreement dated May 15, 2003, as amended and restated Jan. 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the Service Class under its Rule 12b-1 Plan. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Series. Shares of the Series are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contacting the Distributor or the Trust. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the Series’ shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Series. Those services include overseeing the Series’ pricing process, the calculation and payment of Series expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Series net asset values and performance data. DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Series. Those services include performing functions related to calculating the Series’ net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Series did not pay any commissions to any affiliated broker.

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Shares Outstanding

The table in Exhibit C shows as of Aug. 1, 2019, as to each of the Series, the number of shares outstanding.

Record of Beneficial Ownership

As of July 30, 2019, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of each Series other than those listed on Exhibit D. As of July 30, 2019, the Manager believes that the Series’ officers and Trustees directly owned less than 1% of the outstanding shares of each Class of each Series.

Householding

Only one copy of this Joint Information Statement may be mailed to households, even if more than one person in a household is a shareholder of record of a Series as of the Record Date, unless a Trust has received instructions to the contrary. Additional copies of this Joint Information Statement may be obtained, without charge, by contacting the insurance company that issued your contract, or by calling 800 523-1918. If you do not want the mailing of this Joint Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Series shares directly through the Series’ service agent, by calling the Series’ service agent.

Financial Information

Shareholders can obtain a copy of the Series’ most recent Annual and Semiannual Reports, without charge, by contacting the insurance company that issued your contract, or by calling 800 523-1918.

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EXHIBIT A

As compensation for services rendered under the Management Agreement, the Manager is entitled to receive an annual fee equal to the following percentage rates of the average daily net assets of each Series:

Series	Management Fee (annual rate as a percentage of average daily net assets)
Delaware VIP® Emerging Markets	1.25% on the first $500 million
Series	1.20% on the next $500 million
1.15% on the next $1.5 billion
1.10% on assets in excess of $2.5 billion
Delaware VIP International Value	0.85% on the first $500 million
Equity Series	0.80% on the next $500 million
0.75% on the next $1.5 billion
0.70% on assets in excess of $2.5 billion
Delaware VIP Small Cap Value	0.75% on the first $500 million
Series	0.70% on the next $500 million
0.65% on the next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware VIP Smid Cap Core Series	0.75% on the first $500 million
0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware VIP Value Series	0.65% on the first $500 million
0.60% on the next $500 million
0.55% on the next $1.5 billion
0.50% on assets in excess of $2.5 billion
Delaware VIP REIT Series	0.75% on the first $500 million
0.70% on the next $500 million
0.65% on the next $1.5 billion
0.60% on assets in excess of $2.5 billion

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EXHIBIT B

During the fiscal year indicated, the Series paid the following investment management fees to the Manager:

Series	Fiscal Year End	Management
		Fees Paid
Delaware VIP® Emerging Markets Series	December 31, 2018	$7,735,096
Delaware VIP International Value Equity Series	December 31, 2018	$404,598
Delaware VIP Small Cap Value Series	December 31, 2018	$8,866,618
Delaware VIP Smid Cap Core Series	December 31, 2018	$4,793,986
Delaware VIP Value Series	December 31, 2018	$5,036,841
Delaware VIP REIT Series	December 31, 2018	$3,119,107

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EXHIBIT C

NUMBER OF SHARES OF EACH SERIES OUTSTANDING

AS OF AUGUST 1, 2019

Series	Class	Shares Outstanding
Delaware VIP® Emerging Markets Series	S	15,911,448.154
	V	13,736,548.015
Delaware VIP International Value Equity Series	S	52,676.524
	V	4,183,830.530
Delaware VIP Small Cap Value Series	S	32,293,091.009
	V	11,516,855.408
Delaware VIP Smid Cap Core Series	S	11,234,964.395
	V	17,974,244.002
Delaware VIP Value Series	S	13,253,910.494
	V	14,838,986.734
Delaware VIP REIT Series	S	14,146,410.248
	V	16,405,547.892

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EXHIBIT D

As of July 30, 2019, management believes the following shareholders held of record 5% or more of the outstanding shares of each class of the Series.

Class	Series	Name and Address of Beneficial	Total Share	Percentage of
		Owner	Balance	the Class
S	DELAWARE VIP®	LINCOLN LIFE	13,913,281.108	87.44%
	EMERGING	1300 S CLINTON ST
	MARKETS	FORT WAYNE IN 46802-3518
SERIES
V	DELAWARE VIP	LINCOLN LIFE	9,277,827.408	67.49%
	EMERGING	1300 S CLINTON ST
	MARKETS	FORT WAYNE IN 46802-3518
SERIES
V	DELAWARE VIP	NY LIFE INSURANCE & ANNUITY	1,013,661.773	7.37%
	EMERGING	CORP
	MARKETS	169 LACKAWANNA AVE
	SERIES	PARSIPPANY NJ 07054-1007
V	DELAWARE VIP	TALCOTT RESOLUTION LIFE	2,856,428.576	20.78%
	EMERGING	INSURANCE COMPANY
	MARKETS	PO BOX 5051
	SERIES	HARTFORD CT 06102
S	DELAWARE VIP	GREAT-WEST LIFE & ANNUITY	43,464.001	82.54%
	INTERNATIONAL	FBO VARIABLE ANNUITY
	VALUE EQUITY	SMARTTRACK
	SERIES	8515 E ORCHARD RD 2T2
GREENWOOD VILLAGE CO
80111
S	DELAWARE VIP	GREAT-WEST LIFE & ANNUITY	6,716.676	12.75%
	INTERNATIONAL	FBO VARIABLE ANNUITY
	VALUE EQUITY	C/O GREAT WEST LIFE &
	SERIES	ANNUITY INSURANCE
COMPANY
8515 E ORCHARD RD 2T2
GREENWOOD VILLAGE CO
80111
V	DELAWARE VIP	TIAA CREF LIFE SEPARATE	3,733,204.981	89.02%
	INTERNATIONAL	ACCOUNT LIFE INSURANCE CO
	VALUE EQUITY	8500 ANDREW CARNEGIE BLVD
	SERIES	# E3/N6
CHARLOTTE NC 28262-8500
S	DELAWARE VIP	NATIONWIDE LIFE INSURANCE	1,622,758.910	6.97%
	SMALL CAP	COMPANY
	VALUE SERIES	C/O IPO PORTFOLIO
ACCOUNTING
P.O. BOX 182029
COLUMBUS OH 43218-2029
S	DELAWARE VIP	LINCOLN LIFE	17,673,979.114	75.87%
	SMALL CAP	1300 S CLINTON ST
	VALUE SERIES	FORT WAYNE IN 46802-3518
V	DELAWARE VIP	LINCOLN LIFE	6,844,630.577	59.39%
	SMALL CAP	1300 S CLINTON ST
	VALUE SERIES	FORT WAYNE IN 46802-3518

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V	DELAWARE VIP®	METLIFE INSURANCE COMPANY	1,127,571.686	9.78%
	SMALL CAP	OF CT
	VALUE SERIES	ATTN: SHAREHOLDER ACCTING
		DEPT
		1 CITY PL
		HARTFORD CT 06103-3432
V	DELAWARE VIP	NY LIFE INSURANCE & ANNUITY	1,621,241.411	14.07%
	SMALL CAP	CORP
	VALUE SERIES	169 LACKAWANNA AVE
		PARSIPPANY NJ 07054-1007
V	DELAWARE VIP	TIAA CREF LIFE SEPARATE	798,695.983	6.93%
	SMALL CAP	ACCOUNT LIFE INSURANCE CO
	VALUE SERIES	8500 ANDREW CARNEGIE BLVD
		# E3/N6
		CHARLOTTE NC 28262-8500
S	DELAWARE VIP	LINCOLN LIFE ANNUITY OF NY	588,834.541	5.24%
	SMID CAP CORE	1300 S CLINTON ST
	SERIES	FORT WAYNE IN 46802-3506
S	DELAWARE VIP	LINCOLN LIFE	10,416,507.183	92.78%
	SMID CAP CORE	1300 S CLINTON ST
	SERIES	FORT WAYNE IN 46802-3518
V	DELAWARE VIP	LINCOLN LIFE	17,134,573.349	95.39%
	SMID CAP CORE	1300 S CLINTON ST
	SERIES	FORT WAYNE IN 46802-3518
S	DELAWARE VIP	LINCOLN LIFE	12,355,402.276	93.34%
	VALUE SERIES	1300 S CLINTON ST
		FORT WAYNE IN 46802-3518
V	DELAWARE VIP	LINCOLN LIFE	14,412,038.953	97.06%
	VALUE SERIES	1300 S CLINTON ST
		FORT WAYNE IN 46802-3518
S	DELAWARE VIP	LINCOLN LIFE ANNUITY OF NY	1,292,261.290	9.14%
	REIT SERIES	1300 S CLINTON ST
		FORT WAYNE IN 46802-3506
S	DELAWARE VIP	LINCOLN LIFE	12,597,178.836	89.06%
	REIT SERIES	1300 S CLINTON ST
		FORT WAYNE IN 46802-3518
S	DELAWARE VIP	LINCOLN LIFE	15,809,662.068	96.39%
	REIT SERIES	1300 S CLINTON ST
		FORT WAYNE IN 46802-3518

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